Exhibit 99.1

Editorial Contacts:
Ben Lu, Vice President, Investor Relations - USA (510) 713-5568
Krista Todd, Vice President, External Communications - USA (510) 713-5834
Ben Starkie, Corporate Communications - Europe +41 (0) 79-292-3499

Logitech Delivers Highest Retail Sales Growth in Six Years;
Profit Hits Nine-Year High
FY 2017 Retail Sales Grow 14%; Non-GAAP Operating Income Grows 33%
NEWARK, Calif. - Apr. 25, 2017 and LAUSANNE, Switzerland, Apr. 26, 2017 - Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the fourth quarter and full year of Fiscal Year 2017.
Q4 closed a strong fiscal year with sales for the quarter reaching $496 million. Q4 retail sales grew 17 percent in constant currency, GAAP operating income more than doubled to $22 million and non-GAAP operating income grew 61 percent to $36 million.
For the full Fiscal Year 2017, ended March 31, 2017:

•	Retail sales grew 14 percent in constant currency, the highest annual retail sales growth in six years. Retail sales grew 13 percent in USD; also a six-year high.

•	Sales were $2.21 billion, up 9 percent in USD compared to the prior year, which still included OEM sales, the business the Company exited in Q3 of the prior fiscal year.

•
GAAP operating income grew 53 percent to $197 million - the highest in nine years - compared to $129 million a year ago. GAAP earnings per share (EPS) grew 51 percent to $1.16, compared to $0.77 a year ago.

•	Non-GAAP operating income grew 33 percent to $238 million - also the highest in nine years - compared to $179 million a year ago. Non-GAAP EPS grew 35 percent to $1.32, compared to $0.98 a year ago.

•	Cash flow from operations grew 52 percent to $279 million, the highest level in seven years.
Bracken Darrell, Logitech president and chief executive officer, said, “Our FY 2017 performance demonstrates the strength of our strategy. For the fourth consecutive year, we accelerated growth in retail sales. We grew across almost all our product categories and in all our regions. Many categories - Video Collaboration, Mobile Speakers, Gaming, and Smart Home - grew double digits, and PC Peripherals saw solid growth too. And we’re just getting started. I’m excited by our pipeline of innovative products and the amazing world of opportunities unfolding in front of us.”
Vincent Pilette, Logitech CFO, said, “This is a watershed year for Logitech. We improved our financial fundamentals, delivering our highest gross margin in Company history while growing the business by 14%. That, combined with our continued investment in growth initiatives, gives Logitech a strong and exciting platform for the future.”
Outlook
Logitech confirmed its Fiscal Year 2018 outlook of high single-digit retail sales growth in constant currency and $250 to $260 million in non-GAAP operating income.
Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate website at http://ir.logitech.com.
Financial Results Teleconference and Webcast
Logitech will hold a financial results teleconference to discuss the results for Q4 and the full FY 2017 on Weds., April 26, 2017 at 8:30 a.m. Eastern Daylight Time and 2:30 p.m. Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.
Continued Operations
Logitech separated its Lifesize division from the Company on Dec. 28, 2015. Since then, the results of Lifesize have not been included in our financial statements. Except as otherwise noted, all of the results reported in this press release as well as comparisons between periods are focused on results from continuing operations and do not address the performance of Lifesize, which is reported in the Company’s financial statements under discontinued operations or total Logitech including discontinued operations for all the periods prior to the disposition of Lifesize. For more information on the impact of the Lifesize separation on Logitech’s historical results, please refer to the Financial Reporting section of Logitech’s Financial History, available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of intangible assets, purchase accounting effect on inventory, acquisition-related costs, change in fair value of contingent consideration for business acquisition, restructuring charges (credits), gain (loss) on equity-method investment, investigation and related expenses, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for Fiscal Year 2018.
About Logitech
Logitech designs products that have an everyday place in people's lives, connecting them to the digital experiences they care about. More than 35 years ago, Logitech started connecting people through computers, and now it’s a multi-brand company designing products that bring people together through music, gaming, video and computing. Brands of Logitech include Jaybird, Logitech G and Ultimate Ears. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @Logitech.
    # # #
This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: our strategy, pipeline of products, innovation, opportunities, investment in growth opportunities, platform for the future, future performance, and outlook for Fiscal Year 2018 operating income and sales growth. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; if sales of PC peripherals are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and our Quarterly Report on Form 10-Q for fiscal quarter ended December 31, 2016, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.
Note that unless noted otherwise, comparisons are year over year.
2017 Logitech, Logicool, Logi and other Logitech marks are owned by Logitech and may be registered. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS
(In thousands, except per share amounts) - unaudited

	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2017	2016	2017	2016

Net sales	$496,165	$430,841	$2,207,040	$2,018,100
Cost of goods sold	311,303	288,741	1,395,211	1,337,053
Amortization of intangible assets and purchase accounting effect on inventory	1,470	—	6,175	—
Gross profit	183,392	142,100	805,654	681,047
Operating expenses:
Marketing and selling	99,941	77,091	379,641	319,015
Research and development	33,658	27,287	130,525	113,176
General and administrative	24,683	23,046	100,270	101,012
Amortization of intangible assets and acquisition-related costs	1,279	537	5,814	984
Change in fair value of contingent consideration for business acquisition	1,833	—	(8,092)	—
Restructuring charges, net	67	3,784	23	17,802
Total operating expenses	161,461	131,745	608,181	551,989
Operating income	21,931	10,355	197,473	129,058
Interest income, net	1,189	241	1,452	790
Other income, net	734	2,518	1,677	1,624
Income before income taxes	23,854	13,114	200,602	131,472
Provision for (benefit from) income taxes	(1,184)	(3,896)	9,113	3,110
Net income from continuing operations	25,038	17,010	191,489	128,362
Gain (loss) from discontinued operations, net of income taxes	—	11,687	—	(9,045)
Net income	$25,038	$28,697	$191,489	$119,317

Net income (loss) per share - basic:
Continuing operations	$0.15	$0.10	$1.18	$0.79
Discontinued operations	—	0.08	—	(0.06)
Net income per share - basic	$0.15	$0.18	$1.18	$0.73

Net income (loss) per share - diluted:
Continuing operations	$0.15	$0.10	$1.16	$0.77
Discontinued operations	—	0.07	—	(0.05)
Net income per share - diluted	$0.15	$0.17	$1.16	$0.72

Weighted average shares used to compute net income (loss) per share:
Basic	162,023	162,671	162,058	163,296
Diluted	166,526	165,365	165,540	165,792

Cash dividend per share	$—	$—	$0.57	$0.53

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS
(In thousands) - unaudited

	March 31,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2017	2016

Current assets:
Cash and cash equivalents	$547,533	$519,195
Accounts receivable, net	174,854	142,778
Inventories	253,401	228,786
Other current assets	41,732	35,488
Total current assets	1,017,520	926,247
Non-current assets:
Property, plant and equipment, net	85,408	92,860
Goodwill	249,741	218,224
Other intangible assets, net	47,564	—
Other assets	88,119	86,816
Total assets	$1,488,352	$1,324,147

Current liabilities:
Accounts payable	$274,805	$241,166
Accrued and other current liabilities	236,432	173,764
Total current liabilities	511,237	414,930
Non-current liabilities:
Income taxes payable	51,797	59,734
Other non-current liabilities	83,691	89,535
Total liabilities	646,725	564,199

Shareholders' equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued and authorized shares—173,106 at March 31, 2017 and 2016
Conditionally authorized shares—50,000 at March 31, 2017 and 2016
Additional paid-in capital	26,596	6,616
Less shares in treasury, at cost—10,727 at March 31, 2017 and 10,697 at March 31, 2016	(174,037)	(128,407)
Retained earnings	1,059,723	963,576
Accumulated other comprehensive loss	(100,803)	(111,985)
Total shareholders' equity	841,627	759,948
Total liabilities and shareholders' equity	$1,488,352	$1,324,147

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS
(In thousands) - unaudited
	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS *	2017	2016	2017	2016

Cash flows from operating activities:
Net income	$25,038	$28,697	$191,489	$119,317
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,642	14,224	41,121	51,108
Amortization of intangible assets	2,749	349	9,367	1,885
Share-based compensation expense	9,536	7,476	35,890	27,351
Gain on equity method investment	(22)	(645)	(569)	(469)
Loss on disposal of property, plant and equipment	107	—	107	—
Net gain on divestiture of discontinued operations	—	(13,684)	—	(13,684)
Excess tax benefits from share-based compensation	(3,304)	—	(9,661)	(2,084)
Deferred income taxes	(1,924)	3,690	(2,397)	6,604
Change in fair value of contingent consideration for business acquisition	1,833	—	(8,092)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	103,116	141,327	(36,298)	25,513
Inventories	(234)	13,900	(15,428)	31,966
Other assets	1,037	7,354	(5,309)	(1,975)
Accounts payable	(84,636)	(126,867)	24,459	(58,104)
Accrued and other liabilities	(17,500)	(43,561)	54,049	(4,317)
Net cash provided by operating activities	44,438	32,260	278,728	183,111
Cash flows from investing activities:
Purchases of property, plant and equipment	(8,432)	(6,172)	(31,804)	(56,615)
Investment in privately held companies	(320)	(320)	(960)	(2,419)
Payments for divestiture of discontinued operations, net of cash sold	—	(1,395)	—	(1,395)
Changes in restricted cash	—	(715)	715	(715)
Acquisitions, net of cash acquired	—	—	(66,987)	—
Purchases of trading investments	(1,184)	(5,224)	(7,052)	(9,619)
Proceeds from sales of trading investments	1,212	5,405	7,124	10,073
Net cash used in investing activities	(8,724)	(8,421)	(98,964)	(60,690)
Cash flows from financing activities:
Payment of cash dividends	—	—	(93,093)	(85,915)
Purchases of treasury shares	(20,022)	(21,556)	(83,786)	(70,358)
Proceeds from sales of shares upon exercise of options and purchase rights	19,219	7,205	39,574	19,767
Tax withholdings related to net share settlements of restricted stock units	(5,358)	(1,890)	(18,412)	(7,247)
Excess tax benefits from share-based compensation	3,304	—	9,661	2,084
Net cash used in financing activities	(2,857)	(16,241)	(146,056)	(141,669)
Effect of exchange rate changes on cash and cash equivalents	1,098	2,610	(5,370)	1,405
Net increase (decrease) in cash and cash equivalents	33,955	10,208	28,338	(17,843)
Cash and cash equivalents at beginning of period	513,578	508,987	519,195	537,038
Cash and cash equivalents at end of period	$547,533	$519,195	$547,533	$519,195
*Statements of consolidated cash flows include discontinued operations for the three months and the year ended March 31, 2016.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS
(In thousands) - unaudited

NET SALES	Three Months Ended			Fiscal Years Ended
	March 31,			March 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2017	2016	Change	2017	2016	Change

Net sales by channel:
Retail	$496,165	$430,841	15%	$2,207,040	$1,947,059	13%
OEM	—	—	NM	—	71,041	(100)
Total net sales	$496,165	$430,841	15	$2,207,040	$2,018,100	9

Net retail sales by product category:
Mobile Speakers	$37,983	$23,543	61%	$299,029	$229,718	30%
Audio-PC & Wearables	59,191	46,672	27	245,249	196,013	25
Gaming	69,006	56,102	23	311,880	245,101	27
Video Collaboration	37,091	21,862	70	125,389	89,322	40
Home Control	15,216	10,527	45	65,132	59,075	10
Pointing Devices	115,912	111,179	4	498,161	492,543	1
Keyboards & Combos	118,225	105,732	12	478,049	430,190	11
Tablet & Other Accessories	16,963	30,664	(45)	76,314	103,886	(27)
PC Webcams	26,470	23,952	11	106,542	98,641	8
Other (1)	108	608	(82)	1,295	2,570	(50)
Total net retail sales	$496,165	$430,841	15	$2,207,040	$1,947,059	13
__________________

(1) Other category includes products that we currently intend to transition out of, or have already transitioned out of, because they are no longer strategic to our business.
NM=Not Meaningful.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS
(In thousands, except per share amounts) - Unaudited

GAAP TO NON GAAP RECONCILIATION (A)	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2017	2016	2017	2016

Gross profit - GAAP	$183,392	$142,100	$805,654	$681,047
Share-based compensation expense	733	692	2,663	2,340
Amortization of intangible assets and purchase accounting effect on inventory	1,470	—	6,175	—
Gross profit - Non-GAAP	$185,595	$142,792	$814,492	$683,387

Gross margin - GAAP	37.0%	33.0%	36.5%	33.7%
Gross margin - Non-GAAP	37.4%	33.1%	36.9%	33.9%

Operating expenses - GAAP	$161,461	$131,745	$608,181	$551,989
Less: Share-based compensation expense	8,803	7,036	33,227	24,672
Less: Amortization of intangible assets and acquisition-related costs	1,279	537	5,814	984
Less: Change in fair value of contingent consideration for business acquisition	1,833	—	(8,092)	—
Less: Restructuring charges, net	67	3,784	23	17,802
Less: Investigation and related expenses	—	19	612	4,140
Operating expenses - Non-GAAP	$149,479	$120,369	$576,597	$504,391

% of net sales - GAAP	32.5%	30.6%	27.6%	27.4%
% of net sales - Non - GAAP	30.1%	27.9%	26.1%	25.0%

Operating income - GAAP	$21,931	$10,355	$197,473	$129,058
Share-based compensation expense	9,536	7,728	35,890	27,012
Amortization of intangible assets	2,749	1	9,367	448
Purchase accounting effect on inventory	—	—	1,160	—
Acquisition-related costs	—	536	1,462	536
Change in fair value of contingent consideration for business acquisition	1,833	—	(8,092)	—
Restructuring charges, net	67	3,784	23	17,802
Investigation and related expenses	—	19	612	4,140
Operating income - Non - GAAP	$36,116	$22,423	$237,895	$178,996

% of net sales - GAAP	4.4%	2.4%	8.9%	6.4%
% of net sales - Non - GAAP	7.3%	5.2%	10.8%	8.9%

Net income from continuing operations - GAAP	$25,038	$17,010	$191,489	$128,362
Share-based compensation expense	9,536	7,728	35,890	27,012
Amortization of intangible assets	2,749	1	9,367	448
Purchase accounting effect on inventory	—	—	1,160	—
Acquisition-related costs	—	536	1,462	536
Change in fair value of contingent consideration for business acquisition	1,833	—	(8,092)	—
Restructuring charges, net	67	3,784	23	17,802
Investigation and related expenses	—	19	612	4,140
Loss (gain) on equity-method investment	(22)	(645)	(569)	(469)
Non-GAAP income tax adjustment	(4,226)	(5,452)	(12,875)	(15,413)
Net income from continuing operations - Non - GAAP	$34,975	$22,981	$218,467	$162,418

Net income from continuing operations per share:
Diluted - GAAP	$0.15	$0.10	$1.16	$0.77
Diluted - Non - GAAP	$0.21	$0.14	$1.32	$0.98

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	166,526	165,365	165,540	165,792

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS
(In thousands) - unaudited

SHARE-BASED COMPENSATION EXPENSE	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2017	2016	2017	2016

Share-based Compensation Expense
Cost of goods sold	$733	$692	$2,663	$2,340
Marketing and selling	4,036	2,728	14,723	9,273
Research and development	1,193	872	4,200	3,046
General and administrative	3,574	3,436	14,304	12,353
Restructuring	—	—	—	7
Total share-based compensation expense	9,536	7,728	35,890	27,019
Income tax benefit	(2,444)	(2,354)	(8,536)	(6,297)
Total share-based compensation expense, net of income tax	$7,092	$5,374	$27,354	$20,722

Note: These preliminary results for the three months and fiscal year ended March 31, 2017 are subject to adjustments, including subsequent events that may occur through the date of filing our Annual Report on Form 10-K.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter and year ended March 31, 2017, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our operating expenses and financial results from period to period.

Purchase accounting effect on inventory. Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment excludes the expected profit margin component that is recorded under business combination accounting principles associated with our business acquisitions. We believe the adjustment is useful to investors because such charges are not reflective of our ongoing operations.

Acquisition-related costs and change in fair value of contingent consideration for business acquisition. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related costs include all incremental expenses incurred to effect a business combination. Fair value of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits). These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructuring plans in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results in the current period.

Gain (loss) on equity-method investment. We recognized gain (loss) related our investments in various privately-held companies, which varies depending on the operational and financial performance of the privately-held companies in which we invested. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

Investigation and related expenses.  These expenses are forensic accounting, audit, consulting and legal fees related to the Audit Committee’s investigation and the formal investigation by and settlement with the Securities and Exchange Commission (SEC), together with accruals based on settlement with the SEC. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates.  Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.